SUB-ITEM 77Q1(E)

                                 AMENDMENT NO. 3
                      MASTER INVESTMENT ADVISORY AGREEMENT


         This Amendment dated as of October 30, 2007, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 1, 2000, by and between Short-Term Investments Trust, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                              W I T N E S S E T H:

         WHEREAS, the parties desire to amend the Agreement to abolish Cash Assets Portfolio;

         NOW, THEREFORE, the parties agree as follows;

         1. Schedule A and Schedule B to the Agreement are hereby deleted in their entirety and replaced with the following:


                                   "SCHEDULE A
                            FUNDS AND EFFECTIVE DATES

        NAME OF FUND                       EFFECTIVE DATE OF ADVISORY AGREEMENT
        ------------

Government & Agency Portfolio                       June 1, 2000

Government TaxAdvantage Portfolio                   June 1, 2000

Liquid Assets Portfolio                           November 24, 2003

STIC Prime Portfolio                              November 24, 2003

Treasury Portfolio                                  June 1, 2000

                                   SCHEDULE B
                           COMPENSATION TO THE ADVISOR

         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                             LIQUID ASSETS PORTFOLIO
                              STIC PRIME PORTFOLIO
                               TREASURY PORTFOLIO


         NET ASSETS                                                                            ANNUAL RATE
         ----------                                                                            -----------
         All Assets                 ........................................................       0.15%


                          GOVERNMENT & AGENCY PORTFOLIO

         NET ASSETS                                                                            ANNUAL RATE
         ----------                                                                            -----------

         All Assets                 ........................................................       0.10%


                        GOVERNMENT TAXADVANTAGE PORTFOLIO

         NET ASSETS                                                                            ANNUAL RATE
         ----------                                                                            -----------

         First $250 million         ........................................................       0.20%
         Over $250 million up to and including $500 million.................................       0.15%
         Over $500 million          ........................................................       0.10%"

         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                                SHORT-TERM INVESTMENTS TRUST

Attest:  /s/ Stephen R. Rimes                   By:    /s/ Karen Dunn Kelley
         --------------------------------       -------------------------------
         Assistant Secretary                    Karen Dunn Kelley
                                                President


(SEAL)


                                                A I M ADVISORS, INC.


Attest:  /s/ Stephen R. Rimes                   By:    /s/ John M. Zerr
         --------------------------------       -------------------------------
         Assistant Secretary                    John M. Zerr
                                                Senior Vice President

(SEAL)